Exhibit 99.1

Jameson Inns, Inc.	PRESS RELEASE
8 Perimeter Center East, Suite 8050 Atlanta, Georgia 30346 (770) 481-0305 FAX (770) 901-9550

For Immediate Release

JAMESON INNS, INC. HOLDS CONFERENCE CALL TO DISCUSS THE LAUNCH

OF FREQUENT STAY PROGRAM

Atlanta, GA (June 21, 2005) – Jameson Inns, Inc. (NASDAQ: JAMS), owner of Jameson Inn and Signature Inn hotels today announced that the Company will hold a conference call to discuss the launch of its new frequent guest program, Jameson Stock Awards, at 11:00 A.M. (Eastern) on Tuesday, June 28, 2005.

A live audio of the call will be accessible to the public by calling US/Canada Dial-In #: (877) 462-0700 International/Local Dial-In #: (706) 679-3971. Callers should dial in approximately 10 minutes before the call begins. The call is also available via the internet at www.jamesoninns.com.

A conference call replay will be available one hour following the call for seven days and can be accessed by calling: (800) 642-1687 (U.S. Callers) or (706) 645-9291 (International Callers) Conference ID 7297934. A replay of the conference call will also be available for thirty days following the call on www.jamesoninns.com.

The Jameson Stock Awards Program will be offered by prospectus only. Prospectuses may be obtained at www.jamesoninns.com.

Jameson Inns, Inc. owns and operates hotel properties in the southeastern and midwestern United States. The Company has also licensed 12 hotels to operate as Jameson Inns. There are currently 123 Inns (93 under the Jameson Inn brand and 18 under the Signature Inn brand), with approximately 8,000 rooms in 13 states.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Media Contact:

W. David Vining, Vice President, Marketing 770-901-9020, dvining@jamesoninns.com